Exhibit 10.2

THIS 5% UNSECURED PROMISSORY NOTE (THE “NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“ACT”), OR THE SECURITIES LAWS OF ANY STATE. THIS NOTE MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT REGISTRATION UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR DELIVERY TO NEXT BRIDGE HYDROCARBONS, INC. OF AN OPINION OF LEGAL COUNSEL SATISFACTORY TO NEXT BRIDGE HYDROCARBONS, INC. THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR ANY APPLICABLE STATE SECURITIES LAWS.

5% UNSECURED PROMISSORY NOTE

OF

NEXT BRIDGE HYDROCARBONS, INC.

US$20,000,000.00	December 21, 2022

FOR VALUE RECEIVED, NEXT BRIDGE HYDROCARBONS, INC., a Nevada corporation with its principal office located at 6300 Ridgelea Place, Suite 950 Fort Worth, Texas 76116 (the “Company”), unconditionally promises to pay to Gregory McCabe, an individual with an address at 500 West Texas Ave., Suite 890, Midland, Texas 79701, or his registered assignee, upon presentation of this 5% Senior Unsecured Promissory Note (the “Note”) by the registered holder hereof (the “Holder”) at the office of the Company, the aggregate of such amounts the Holder has disbursed to the Company pursuant to Section 2, together with the accrued and unpaid interest thereon and other sums as hereinafter provided, subject to the terms and conditions as set forth below.

1.       Capitalized terms used herein have the meanings set forth in this Section 1.

“Advance” means each disbursement made by the Holder to the Company hereunder pursuant to Section 2.

“Applicable Rate” means the rate equal to 5.00% per annum.

“Borrowing Notice” has the meaning set forth in Section 2(b).

“Business Day” means a day other than a Saturday, Sunday, or other day on which commercial banks in Midland, Texas are authorized or required by law to close.

“Company” has the meaning set forth in the introductory paragraph of this Note.

“Closing Date” means December 21, 2022.

“Commitment Period” means the period from the Closing Date to the Maturity Date.

5% Senior Unsecured Promissory Note

“Default” means any of the events specified in Section 6 which constitute an Event of Default or which, upon the giving of notice, the lapse of time, or both, pursuant to Section 6, would, unless cured or waived, become an Event of Default.

“Default Rate” means the Applicable Rate plus 2.00% per annum.

“Event of Default” has the meaning set forth in Section 6.

“Governmental Authority” means the government of any nation or any political subdivision thereof, whether at the national, state, territorial, provincial, municipal or any other level, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of, or pertaining to, government.

“Holder” has the meaning set forth in the introductory paragraph of this Note.

“Loan” means the aggregate of all Advances (if any) made to the Company under the terms of this Note in an aggregate principal amount not to exceed $20,000,000.00 at any time.

“Material Indebtedness” means any debt or indebtedness of the Company (other than the Loan) in an aggregate principal amount exceeding $1,000,000.

“Maturity Date” means the earlier of (a)(i) if a Qualified Financing has been consummated on or before March 31, 2023, October 3, 2023, (ii) if a Qualified Financing has not been consummated on or before March 31, 2023, June 21, 2023 and (b) the date on which all amounts under this Note shall become due and payable pursuant to Section 7.

“Meta” means Meta Materials Inc., a Nevada corporation or its permitted successors, assigns and transferees pursuant to the terms set forth in the Meta Loan Agreement.

“Meta Loan Agreement” means the Loan Agreement dated as of September 2, 2022, as amended from time to time, among the Company, the subsidiaries of the Company party thereto, and Meta.

“Meta Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, the Company and its subsidiaries arising under the Meta Loan Agreement, any other loan document referred to therein or otherwise with respect to any loans made by Meta under the Meta Loan Agreement, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Company, any of its subsidiaries or any affiliate of the Company of any proceeding under any bankruptcy, insolvency or other debtor relief laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed or allowable claims in such proceeding. Without limiting the foregoing, the Meta Obligations include (a) the obligation to pay principal, interest, charges, expenses, fees, indemnities and all other amounts payable by the Company and its subsidiaries under the Meta Loan Agreement or any other loan document referred to therein and (b) the obligation of the Company and its subsidiaries to reimburse any amount in respect of any of the foregoing that Meta, in each case in Meta’s sole discretion, may elect to pay or advance on behalf of the Company or its subsidiaries.

5% Senior Unsecured Promissory Note

“Note” has the meaning set forth in the introductory paragraph of this Note.

“Note Register” has the meaning set forth in Section 3(a).

“Orogrande Wells” means the five wells that the Company is obligated to drill to maintain its leases representing approximately 134,066 net acres in the Orogrande Basin in West Texas.

“Person” means any individual, corporation, limited liability company, trust, joint venture, association, company, limited or general partnership, unincorporated organization, Governmental Authority, or other entity.

“Qualified Financing” has the meaning set forth in the Meta Loan Agreement.

2.       Loan Disbursement.

  (a)       Commitment. Subject to Section 2(b), the Holder may make available to the Company one or more Advances in its sole discretion during the Commitment Period in an aggregate principal amount not to exceed the Loan.

  (b)       Advances. As a condition to the disbursement of any Advance, the Company shall, at least two (2) Business Days prior to the requested disbursement date, deliver to the Holder a written notice (a “Borrowing Notice”) in the form of Exhibit A setting out (a) that no Default or Event of Default has occurred and is continuing; (b) the amount of the Advance, which amount must be in a minimum principal amount of $100,000; (c) the date on which the Advance is to be disbursed, which shall be a Business Day; and (d) the representations and warranties of the Company set forth in this Note shall be true and correct in all material respects (except to the extent any such representation and warranty is qualified by materiality, in which case, such representation and warranty shall be true and correct in all respects) on and as of the date of such Advance, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the date of such Advance, such representations and warranties shall continue to be true and correct in all material respects (except to the extent any such representation and warranty is qualified by materiality, in which case, such representation and warranty shall be true and correct in all respects) as of such specified earlier date. Upon receipt of the Borrowing Notice, the Holder may make such Advance in its sole discretion to the Company on the applicable disbursement date the amount set out in the notice in immediately available funds.

3.       Payment Dates; Prepayments.

  (a)       Payment Dates. If all of the outstanding Meta Obligations have been repaid in full in cash to Meta (other than inchoate indemnification obligations for which no claim has been asserted), the Company shall repay the Loan outstanding under this Note, along with all accrued and unpaid interest on the outstanding principal of this Note, to the Holder on the Maturity Date. Except as otherwise provided herein, the outstanding principal amount of any Advance made hereunder shall bear interest at the Applicable Rate from the date such Advance was made until such Advance is paid in full, whether at the Maturity Date, upon acceleration, by prepayment or otherwise. If all of the outstanding Meta Obligations have been repaid in full in cash to Meta (other than inchoate indemnification obligations for which no claim has been asserted), the principal of, and interest on, this Note so payable will be paid to the Person whose name is registered on the records of the Company regarding registration and transfers of this Note (the “Note Register”). By its acceptance of this Note, the Holder hereby acknowledges and agrees that until the date on which all of the outstanding Meta Obligations have been paid in full in cash to Meta, the Company shall not make any payments under this Note to the Holder, and the Holder shall not accept any payments under this Note from the Company.

5% Senior Unsecured Promissory Note

  (b)       Optional Prepayments. If all of the outstanding Meta Obligations have been paid in full in cash to Meta (other than inchoate indemnification obligations for which no claim has been asserted), the Company may prepay the Loan in whole or in part at any time or from time to time, without penalty or premium, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment.

  (c)       Payment Mechanics. Payment of any sums due to the Holder under the terms of this Note shall be made in United States Dollars by check or wire transfer, at the option of the Holder, no later than 3:00 p.m. prevailing central time on the date on which such payment is due or such payment is made. Payment shall be made at the address last appearing on the Note Register of the Company as designated in writing by the Holder hereof from time to time. If any payment hereunder would otherwise become due and payable on a day that is not a Business Day and, with respect to payments of the Loan, interest thereon shall be payable at the Applicable Rate during such extension, if any. The forwarding of such funds shall constitute a payment of outstanding principal and interest hereunder and shall satisfy and discharge the liability for principal and interest on this Note to the extent of the sum represented by such payment.

  (d)       Application of Proceeds. All payments made under this Note shall be applied first to the payment of any fees or charges outstanding hereunder; second to accrued interest; and third to the payment of the principal amount outstanding under the Note.

  (e)       Evidence of Debt. The Holder is authorized to record on the grid attached hereto as Exhibit B, each Advance made to the Company and each payment or prepayment thereof. The entries made by the Holder shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Company therein recorded; provided, however, that the failure of the Holder to record such payments or prepayments, or any inaccuracy therein, shall not in any manner affect the obligation of the Company to repay (with applicable interest) the Loan in accordance with the terms of this Note.

4.       Interest.

  (a)       Interest Rate. Except as otherwise provided herein, the outstanding principal amount of any Advance made hereunder shall bear interest at the Applicable Rate from the date such Advance was made until such Advance is paid in full, whether at maturity, upon acceleration, by prepayment, or otherwise.

5% Senior Unsecured Promissory Note

  (b)       Interest Payment Dates. If all of the outstanding Meta Obligations have been repaid in full in cash to Meta (other than inchoate indemnification obligations for which no claim has been asserted), interest shall be payable in arrears on the Maturity Date.

  (c)       Computation of Interest. All computations of interest shall be made on the basis of 365 or 366 days, as the case may be, and the actual number of days elapsed. Interest shall accrue on each Advance on the day on which such Advance is made, and shall not accrue on such Advance for the day on which it is paid.

5.       Representations and Warranties of the Company. The Company represents and warrants to the Holder that:

  (a)       Organization. The Company is validly existing and in good standing under the laws of the state of Nevada and has the requisite power to own, lease and operate its properties and to carry on its business as now being conducted. The Company is duly qualified to do business and is in good standing in each jurisdiction in which the character or location of the properties owned or leased by the Company or the nature of the business conducted by the Company makes such qualification necessary or advisable, except where the failure to do so would not have a material adverse effect on the Company.

  (b)       Power and Authority. The Company has the requisite power to execute, deliver and perform this Note, and to consummate the transactions contemplated hereby. The execution and delivery of this Note by the Company and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company. This Note has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms except (i) that such enforcement may be subject to bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights and (ii) that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceedings therefor may be brought.

  (c)       Approvals. No authorization, approval or consent of any Governmental Authority is required to be obtained by the Company for the issuance and sale of the Note, except such authorizations, approvals and consents that have been obtained.

5% Senior Unsecured Promissory Note

6.       Events of Defaults. The following are deemed to be an event of default (“Event of Default”) hereunder: (a) the failure by the Company to pay any installment of interest on this Note as and when due and payable and the continuance of any such failure for ten (10) days; (b) the failure by the Company to pay all or any part of the principal on this Note when and as the same become due and payable as set forth above, at maturity, by acceleration or otherwise; (c) any representation or warranty made or deemed made by or on behalf of the Company in this Note or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any report or notice furnished pursuant to or in connection with this Note or any amendment or modification hereof or thereof or waiver hereunder or thereunder, shall prove to have been incorrect in any material respect (or, in the case of any such representation or warranty under this Note already qualified by materiality, such representation or warranty shall prove to have been incorrect) when made or deemed made; (d) the failure by the Company to observe or perform any covenant or agreement contained in this Note and the continuance of such failure for a period of thirty (30) days after the written notice is given to the Company; (e) the assignment by the Company for the benefit of creditors, or an application by the Company to any tribunal for the appointment of a trustee or receiver of a substantial part of the assets of the Company, or the commencement of any proceedings relating to the Company under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debts, dissolution or other liquidation law of any jurisdiction; or the filing of such application, or the commencement of any such proceedings against the Company and an indication of consent by the Company to such proceedings, or the appointment of such trustee or receiver, or an adjudication of the Company bankrupt or insolvent, or approval of the petition in any such proceedings, and such order remains in effect for sixty (60) days; (f) the declaration of an event of default or default, occurring after the Closing Date, under any Material Indebtedness, the effect of which is to cause, or to permit the lender or creditor (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice, if required, such Material Indebtedness to become due prior to its stated maturity; or (g) the entry of one or more judgments in excess of $2,500,000 (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage and is not subject to any insolvency proceeding and, for the avoidance of doubt, net of any such coverage) against the Company, which remains undischarged, unsatisfied, unvacated or unbonded for a period of sixty (60) consecutive days during which execution shall not be effectively stayed (pursuant to applicable law, rules, court orders, settlement agreements or agreements with the judgment creditor). For avoidance of doubt, the failure of the Company to pay any principal of or interest on this Note on the Maturity Date due solely to any Meta Obligations being outstanding shall not constitute an Event of Default under this Note.

7.       The Holder’s Rights and Remedies upon the Occurrence of an Event of Default. Upon the occurrence of any Event of Default and at any time thereafter during the continuance of such Event of Default, the Holder may, at its option, by written notice to the Company (a) terminate its commitment to make any Advances hereunder; (b) declare the entire principal amount of the Loan, together with all accrued interest thereon and all other amounts payable under this Note, immediately due and payable and/or (c) require any outstanding principal to bear interest from the date of the Event of Default at the Default Rate (subject to Section 14). Failure to exercise this option shall not constitute a waiver of the right to exercise the same in the event of a subsequent Event of Default. If the Note for which the then outstanding principal amount, together with interest owing in respect thereof, shall have been paid in accordance herewith, the Note shall promptly be surrendered to or as directed by the Company.

8.       Limitation on Merger, Sale or Consolidation. The Company may not, directly or indirectly, consolidate with or merge into another person or sell, lease, convey or transfer all or substantially all of its assets (computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another person or group of affiliated persons, unless either (a) in the case of a merger or consolidation, the Company is the surviving entity or (b) the resulting, surviving or transferee entity expressly assumes by supplemental agreement all of the obligations of the Company in connection with the Note. Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, the successor entity formed by such consolidation or into which the Company is merged or to which such transfer is made, shall succeed to, and be substituted for, and may exercise every right and power of the Company under the Note with the same effect as if such successor entity had been named therein as the Company, and the Company will be released from its obligations under the Note, except as to any obligations that arise from or as a result of such transaction.

5% Senior Unsecured Promissory Note

9.       Listing of Holder of Note. This Note will be registered in the Holder’s name on the books of the Company at its principal office in Midland, Texas, after which no transfer hereof shall be valid unless made on the Company’s books at the office of the Company, by the Holder hereof, in person, or by attorney duly authorized in writing, and similarly noted hereon.

10.       Holder Not Deemed a Stockholder. No Holder, as such, of this Note shall be entitled to vote or receive dividends or be deemed the holder of shares of the Company for any purpose, nor shall anything contained in this Note be construed to confer upon the Holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise.

11.       Waiver of Demand, Presentment, Etc. The Company hereby expressly waives demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, bringing of suit and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereunder, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder.

12.       Attorney’s Fees. The Company agrees to pay all reasonable and documented out-of-pocket costs and expenses, including, without limitation, reasonable attorney’s fees, which may be incurred by the Holder in collecting any amount due under this Note.

13.       Enforceability. In case any provision of this Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby.

14.       Intent to Comply with Usury Laws. In no event will the interest to be paid on this Note exceed the maximum rate provided by law. It is the intent of the parties to comply fully with the usury laws of the State of Texas; accordingly, it is agreed that notwithstanding any provisions to the contrary in this Note, in no event shall such Note require the payment or permit the collection of interest (which term, for purposes hereof, shall include any amount which, under Texas law, is deemed to be interest, whether or not such amount is characterized by the parties as interest) in excess of the maximum amount permitted by the laws of the State of Texas. If any excess of interest is unintentionally contracted for, charged or received under this Note, or in the event the maturity of the indebtedness evidenced by the Note is accelerated in whole or in part, or in the event that all of part of the Loans or interest of this Note shall be prepaid, so that the amount of interest contracted for, charged or received under this Note, on the amount of the Loans actually outstanding from time to time under this Note shall exceed the maximum amount of interest permitted by the applicable usury laws, then in any such event (a) the provisions of this paragraph shall govern and control, (b) neither the Company nor any other person or entity now or hereafter liable for the payment thereof, shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount of interest permitted by such applicable usury laws, (c) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal amount thereof or refunded to the Company at the Holder’s option, and (d) the effective rate of interest shall be automatically reduced to the maximum lawful rate of interest allowed under the applicable usury laws as now or hereafter construed by the courts having jurisdiction thereof. It is further agreed that, without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received under the Note which are made for the purpose of determining whether such rate exceeds the maximum lawful rate of interest, shall be made, to the extent permitted by applicable laws, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the Note evidenced thereby, all interest at any time contracted for, charged or received from the Company or otherwise by the Holders in connection with this Note.

5% Senior Unsecured Promissory Note

15.       Governing Law; Consent to Jurisdiction. This Note shall be governed by and construed in accordance with the laws of the State of Texas without regard to the conflict-of-law provisions thereof. In any action between or among any of the parties, whether rising out of this Note or otherwise, each of the parties irrevocably consents to the exclusive jurisdiction and venue of the federal and/or state courts located in Collin County, Texas.

16.       Amendment and Waiver. Any waiver or amendment hereto shall be in writing signed by the Holder. No failure on the part of the Holder to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Holder of any right hereunder preclude any other or further exercise thereof or the exercise of any other rights. The remedies herein provided are cumulative and not exclusive of any other remedies provided by law.

17.       Restrictions Against Transfer or Assignment. This Note may not be sold, transferred, assigned, pledged, hypothecated or otherwise disposed of by the Holder hereof, in whole or in part, unless and until either (a) the Note has been duly and effectively registered for resale under the Securities Act of 1933, as amended, and under any then applicable state securities laws; or (b) the Holder delivers to the Company a written opinion acceptable to the Company’s counsel that an exemption from such registration requirements is then available with respect to any such proposed sale or disposition. Any transfer of this Note otherwise permissible hereunder shall be made only at the principle office of the Company upon surrender of this Note for cancellation and upon the payment of any transfer tax or other government charge connected therewith, and upon any such transfer a new Note will be issued to the transferee in exchange therefor.

18.       Entire Agreement; Headings. This Note constitutes the entire agreement between the Holder and the Company pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations and understandings, written or oral, of such parties. The headings are for reference purposes only and shall not be used in construing or interpreting this Note.

5% Senior Unsecured Promissory Note

19.       Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if in writing and delivered in person, or sent by registered or certified mail (return receipt requested) or recognized overnight delivery service, postage pre-paid, or sent by email addressed as follows, or to such other address as such party may notify to the other parties in writing:

(a)       If to the Company, to it at the following address:

Next Bridge Hydrocarbons, Inc.

6300 Ridgelea Place, Suite 950

Fort Worth, Texas 76116
Attn: Chief Executive Officer
Email: cdubose@nextbridgehydrocarbons.com

(b)       If to Holder, to it at the following address:

Gregory McCabe

500 West Texas Ave., Suite 890

Midland, Texas 79701

Email: gregmccabe@aol.com

A notice or communication will be effective (i) if delivered in person or by overnight courier, on the Business Day it is delivered, (ii) if sent by registered or certified mail, the earlier of the date of actual receipt by the party to whom such notice is required to be given or three (3) days after deposit in the United States mail and (iii) if sent by email, on the date sent. If any notice or other communication is sent by email, the party providing such notice shall, no later than the next business day after such emailed notice is sent, send a written notice by registered or certified mail (return receipt requested) or recognized overnight delivery service, postage prepaid.

20.       Use of Proceeds. The proceeds of the Advances made hereunder shall be used (a) to pay any expenditures incurred by the Company or its consolidated subsidiaries, (b) to finance the development of the Orogrande Wells and (c) for general corporate purposes.

21.       Survival. The representations, warranties, obligations and covenants of the Company shall survive execution of this Note.

[Signature Page Follows.]

5% Senior Unsecured Promissory Note

IN WITNESS WHEREOF, the Company has executed this Senior Unsecured Promissory Note as of the date first written above.

NEXT BRIDGE HYDROCARBONS, INC.

By:	/s/ Clifton DuBose
Name: Clifton DuBose
Title: Chief Executive Officer

By its acceptance of this Note, the Noteholder acknowledges and agrees to be bound by the provisions of Sections 2, 3 and 6.

By:	/s/ Gregory McCabe
Name: Gregory McCabe

[Signature Page to 5% Senior Unsecured Promissory Note]

Exhibit A

Form of Borrowing Notice

_____________ __, 202__

Gregory McCabe
500 West Texas Ave., Suite 890

Midland, Texas 79701

E-mail: gregmccabe@aol.com

Mr. McCabe:

NEXT BRIDGE HYDROCARBONS, INC., a Nevada corporation (the “Company”), refers to that certain 5% Senior Unsecured Promissory Note, dated as of December 21, 2022 (as it may be amended, restated, modified or supplemented from time to time, the “Note”), between the Company and Gregory McCabe. Terms defined in the Note and not otherwise defined herein have the same respective meanings when used herein. Pursuant to the Note, the undersigned hereby requests an Advance and in that connection sets forth below the information relating to such Advance, as required by the Credit Agreement.

1.       The date of the Advance is ___________, 202__.1

2.       The aggregate principal amount of the Advance is $______________.2

3.       The undersigned hereby certifies that the following statements are true on the date hereof and will be true and correct on the date of the Advance:

a.        no Default or Event of Default has occurred or is continuing; and

        b.       all representations and warranties made by the Company in the Note are true and correct in all material respects (except to the extent any such representation and warranty is qualified by materiality, in which case, such representation and warranty shall be true and correct in all respects) on and as of the date of such Advance, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the date of such Advance, such representations and warranties shall continue to be true and correct in all material respects (except to the extent any such representation and warranty is qualified by materiality, in which case, such representation and warranty shall be true and correct in all respects) as of such specified earlier date.

[Signature Page Follows]

[1]	The funding date must be a Business Day and must be 2 Business Days in advance of the date of the Borrowing Notice.

[2]	The amount of all outstanding Advances cannot exceed $20MM and each advance cannot be less than $100K.

Very truly yours,

NEXT BRIDGE HYDROCARBONS, INC.,
a Nevada corporation

By:
Name:
Title: